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                                                                    EXHIBIT 21.1
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Name of Subsidiary                                    Jurisdiction of Incorporation or Organization
-----------------                                     ---------------------------------------------
Advanstar Communications Inc.                         New York

   Applied Business teleCommunications, Inc.          California

   Men's Apparel Guild in California, Inc.            California

   Art Expositions International, Inc.                Delaware

   Home Entertainment Events Partnership              Delaware

   Advanstar Wideband Partnership                     New York

   Advanstar Editora e Communicacoes Ltda.            Brazil

      Advanstar Communications (BVI) Ltd.             British Virgin Islands

   Advanstar Expositions Canada Limited               Canada, a Federal Canadian corporation

   SeCA                                               France, a French societe anonyme

   Advanstar Communications Asia Pacific              Hong Kong
      Partnership

   Advanstar Asia Limited                             Hong Kong

   Advanstar Communications (UK) Limited              United Kingdoms, under the laws of England
                                                      and Wales

      Telebusiness Exhibitions Limited (aka           United Kingdoms, under the laws of England
         Starform)                                    and Wales

   Advanstar Holdings GmbH                            Germany

      Advanstar Partner GmbH                          Germany

      Gruppe 21 Informationsdienste GmbH              Germany

Advanstar IH, Inc.                                    Delaware

   Advanstar.com, Inc.                                Delaware
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